Exhibit 99.1

                      Contacts:   Bill Chardavoyne
                                  Chief Financial Officer
                                  (310) 255-2229
                                  bchardavoyne@activision.com

                                  Kristin Mulvihill Southey
                                  Vice President, Investor Relations
                                 (310) 255-2635
                                  ksouthey@activision.com

                                  Maryanne Lataif
                                  Vice President, Corporate Communications
                                 (310) 255-2704
                                  mlataif@activision.com


FOR IMMEDIATE RELEASE

             ACTIVISION REPORTS RECORD FISCAL 2004 YEAR END RESULTS
                AND RAISES FISCAL 2005 REVENUE AND E.P.S. OUTLOOK

     - Fiscal 2004 Net Revenues Increase 10% and Diluted E.P.S. Grows 26% -
                   - Q4 Net Revenues Rise 30% Year Over Year-
     - Company Increases Fiscal 2005 Net Revenues Outlook to $1.05 Billion -

     SANTA MONICA, CA - May 6, 2004 - Activision, Inc. (Nasdaq: ATVI) today announced financial results for the fourth quarter and fiscal year ended March 31, 2004.

     Net revenues for the fiscal year ended March 31, 2004 were $947.7 million or 10% higher, as compared to $864.1 million for the fiscal year ended March 31, 2003. Net income for the fiscal year was $77.7 million, or a record $0.54 per diluted share, compared with net income of $66.2 million, or $0.43 per diluted share reported for the last fiscal year.

     Net revenues for the fourth quarter ended March 31, 2004 were $162.9 million, an increase of 30%, as compared to $125.0 million that the company reported for the fourth quarter of the last fiscal year. For this fiscal year's fourth quarter, the company reported net income of $6.7 million or earnings per diluted share of $0.04, as compared to net loss of $8.0 million or a loss per share of $0.06, for last fiscal year's fourth quarter.

     Activision increased its outlook for the first quarter of fiscal 2005 to $185 million in net revenues and earnings per diluted share of $0.04 from its prior outlook of $170 million in net revenues and earnings per diluted share of $0.03. The company also increased its full year 2005 outlook and now expects $1.05 billion in net revenues and earnings per diluted share of $0.64. The company's prior 2005 fiscal year outlook was $1 billion in net revenues and earnings per diluted share of $0.60. The company's revised outlook represents an 11% increase in net revenues and a 19% increase in earnings per diluted share year over year.

                                     (more)

Activision Reports Record Fiscal Year 2004 Earnings Results

     Robert Kotick, Chairman and CEO of Activision, Inc. commented, "Fiscal 2004 was another record year for Activision. Not only did we deliver the highest net revenues and earnings in the company's history, our results for the fiscal year represented a five-year compound annual revenue growth rate of 17% and compound annual earnings growth rate of 39%. We continued to strengthen our business, balance sheet and overall financial position, growing earnings per share by 26%, and finishing the year with $588 million of cash and short-term investments, and low inventories and DSOs. We have one of the strongest balance sheets in the industry which gives us a clear competitive advantage as we enter the new fiscal year."

     "We will enter fiscal 2005 with the largest installed base of video gaming platforms in the industry's history and our strongest product lineup ever. Our lineup, which is comprised of high-profile entertainment properties and titles created by some of the industry's premier development talent, includes Shrek 2, Spider-Man 2(TM), Doom 3(TM), Lemony Snicket's A Series of Unfortunate Events(TM), DreamWork's Shark Tale(TM), Call of Duty(TM): Finest Hour(TM), Tony Hawk's Underground 2, Rome Total War(TM), X-Men Legends(TM) and Vampire(R): The Masquerade Bloodlines(TM). As the installed base for the console systems continues to grow worldwide, we believe that our powerful product slate will enable us to deliver another year of margin expansion and record earnings."

Business Highlights

     Activision's fiscal year end results were driven by strong sales of several titles across all platforms. The company maintained its market leadership position in both the skateboarding and super heroes genres with Tony Hawk's Underground and X2: Wolverine's Revenge(TM). Additionally, True Crime(TM):
Streets of L.A. (TM), Call of Duty(TM), Return to Castle Wolfenstein(TM), Cabela's Deer Hunt 2004 Season(TM) and Cabela's Dangerous Hunts(TM) were solid performers.

     During the fourth quarter, the company released three new titles, Pitfall(R): The Lost Expedition(TM), MTX: Mototrax(TM) and Tenchu(R): Return from Darkness(TM). Additionally, the company's catalogue titles continued to perform well including Tony Hawk's Underground, Call of Duty, True Crime:
Streets of L.A and Spider-Man(R).

     Other business highlights are as follows:

     o On April 8, 2004, Activision announced that it had partnered with Nielsen Entertainment to develop a new initiative that will allow video game companies to supply advertisers with audience measurement metrics to help them assess the impact of in-game ad exposure. The new initiative will provide tools for advertisers to effectively measure everything from ad exposure to demographics to audience recall when it comes to video game use.

                                     (more)

Activision Reports Record Fiscal Year 2004 Earnings Results

     o During the critical holiday period, Activision ranked as the #2 U.S. publisher overall on the console platforms, according to NPD Funworld, and had three top-five selling titles with Tony Hawk's Underground, True Crime: Streets of L.A. and Call of Duty.

     o On December 19, 2003, Activision announced that the company will work directly with DreamWorks to develop and publish video games based on DreamWorks' upcoming animated theatrical "Shrek 2" feature film. Activision has a long-term relationship with DreamWorks to develop games based on the next three DreamWork's animated feature films - "Shark Tale," "Madagascar" and "Over the Hedge."

     o On October 30, 2003, Activision announced that it had exercised its option to acquire the remaining 70% of outstanding common stock in Infinity Ward, the developer of the critically acclaimed best selling PC game, Call of Duty.

     o On June 11, 2003, Activision Value Publishing, a division of Activision, Inc., extended its successful partnership with world-renowned outdoor hunting outfitter, Cabela's Inc. Through the end of fiscal year 2004, the Cabela's franchise has generated for more $95 million in revenue, according to NPD Intellect.

     o In May 2003, Activision expanded its publishing and distribution role for LucasArt's video game console and PC products in Europe.

     During the fiscal year, the Board of Directors approved two three-for-two splits of its outstanding common shares. The first split was approved on April 29, 2003 and was paid on June 6, 2003 to shareholders of record as of May 16, 2003. On February 11, 2004, the Board of Directors approved a second split that was paid on March 15, 2004, to shareholders of record as of February 23, 2004.

     Looking ahead to the first quarter of fiscal year 2005, Activision's slate is being driven by games based on two of the most anticipated movie releases of the year, "Shrek 2" and "Spider-Man 2", and a PC version of the hit console title True Crime: Streets of L.A.

     Today at 4:30 p.m. EDT, Activision's management will host a conference call and Webcast to discuss its fiscal 2004 year-end results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into (913) 981-4910 in the U.S.

                                     (more)

Activision Reports Record Fiscal Year 2004 Earnings Results

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $948 million for the fiscal year ended March 31, 2004.

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

Note: The statements made in this press release that are not historical facts are "forward-looking" statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.

These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers of this press release are referred to such filings. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the company's assumptions or otherwise. The company undertakes no obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                               (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

                                                                 Quarter ended March 31,          Year ended March 31,
                                                              ---------------------------    ---------------------------
                                                                  2004           2003            2004            2003
                                                              ------------   ------------    ------------     ----------
                                                                              Restated                         Restated
Net revenues                                                    $ 162,897       $ 125,001       $ 947,656      $ 864,116
Costs and expenses:
      Cost of sales - product costs                                91,239          71,973         475,541        440,977
      Cost of sales - software royalties and amortization           9,169          12,647          59,744         79,194
      Cost of sales - intellectual property licenses                4,854          11,449          31,862         45,002
      Product development                                          18,031          18,203          97,859         56,971
      Sales and marketing                                          26,196          16,002         128,221        100,646
      General and administrative                                    8,765           9,171          44,612         46,479
                                                              ------------   ------------    ------------     ----------
           Total operating expenses                               158,254         139,445         837,839        769,269

Operating income (loss)                                             4,643         (14,444)        109,817         94,847
Investment income, net                                              2,050           2,006           6,175          8,560
Income (loss) before provision (benefit) for income taxes           6,693         (12,438)        115,992        103,407
Provision (benefit) for income taxes                                   29          (4,481)         38,277         37,227
                                                              ------------   ------------    ------------     ----------
Net income (loss)                                                 $ 6,664        $ (7,957)       $ 77,715       $ 66,180
                                                              ============   ============    ============     ==========

Basic earnings (loss) per share                                    $ 0.05         $ (0.06)         $ 0.58         $ 0.46
Weighted average common shares outstanding                        135,551         141,614         133,249        144,359


Diluted earnings (loss) per share                                  $ 0.04         $ (0.06)         $ 0.54         $ 0.43
Weighted average common shares outstanding assuming dilution      150,230         141,614         144,893        155,483

Share and earnings per share data have been restated to reflect our three-for-two stock splits for shareholders of record as of May 16, 2003, paid
June 6, 2003 and for shareholders of record as of February 23, 2004, paid March
15, 2004.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                                          March 31,   March 31,
                                                            2004        2003
                                                          --------    ---------
ASSETS
 Current assets:
   Cash, cash equivalents and short-term investments     $ 587,649    $ 406,954
   Accounts receivable, net                                 62,577       15,822
   Inventories                                              26,427       19,577
   Software development                                     58,320       26,791
   Intellectual property licenses                           32,115        8,906
   Deferred income taxes                                    26,127       38,290
   Other current assets                                     18,660       10,565
                                                         ---------    ---------
        Total current assets                               811,875      526,905

 Software development                                       28,386       35,281
 Intellectual property licenses                             16,380       36,943
 Property and equipment, net                                25,539       22,265
 Deferred income taxes                                       9,064       10,322
 Other assets                                                1,080        5,081
 Goodwill                                                   76,493       68,019
                                                         ---------    ---------
        Total assets                                     $ 968,817    $ 704,816
                                                         =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt                     $       -    $     147
   Accounts payable                                         72,874       45,602
   Accrued expenses                                         63,205       58,656
       Total current liabilities                           136,079      104,405
 Long-term debt, less current portion                            -        2,671
                                                         ---------    ---------
       Total liabilities                                   136,079      107,076
 Shareholders' equity:
   Common stock                                                  -            -
   Additional paid-in capital                              758,626      592,295
   Retained earnings                                       208,279      130,564
   Treasury stock                                         (144,128)    (121,685)
   Accumulated other comprehensive income (loss)             9,961       (3,434)
                                                         ---------    ----------
       Total shareholders' equity                          832,738      597,740
                                                         ---------    ---------
          Total liabilities and shareholders' equity     $ 968,817    $ 704,816
                                                         =========    =========

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Year Ended March 31, 2004 and 2003
(Amounts in thousands)


                                                                     Percent
                                                                     Increase
                                       Quarter Ended                (Decrease)
                        ------------------------------------------------------
                            March 31, 2004         March 31, 2003
                          Amount   % of Total    Amount  % of Total
                        ---------  ----------  ---------  ----------

Geographic Revenue Mix
  United States         $ 65,509      40%      $ 52,217        42%        25%
  International           97,388      60%        72,784        58%        34%
                        --------     ----      --------       ----       ----
  Total net revenues    $162,897     100%      $125,001       100%        30%


Activity/Platform Mix
Publishing:
  Console               $ 68,919      71%       $ 56,197       71%        23%
  Hand-held                2,795       3%          4,905        6%       -43%
  PC                      24,896      26%         17,901       23%        39%
                        --------     ----       --------      ----       ----
  Total publishing      $ 96,610      59%       $ 79,003       63%        22%

Distribution:
  Console               $ 52,293      79%       $ 36,264       79%        44%
  Hand-held                3,802       6%          2,305        5%        65%
  PC                      10,192      15%          7,429       16%        37%
                        --------     ----       --------      ----       ----
  Total distribution    $ 66,287      41%       $ 45,998       37%        44%
                        --------     ----       --------      ----       ----
  Total net revenues    $162,897     100%       $125,001      100%        30%
                        ========     ====       ========      ====       ====



                                                                     Percent
                                                                     Increase
                                         Year Ended                 (Decrease)
                        ------------------------------------------------------
                            March 31, 2004         March 31, 2003
                          Amount   % of Total    Amount  % of Total
                        ---------  ----------  ---------  ----------

Geographic Revenue Mix
  United States         $446,812      47%      $432,261        50%         3%
  International          500,844      53%       431,855        50%        16%
                        --------     ----      --------       ----       ----
  Total net revenues    $947,656     100%      $864,116       100%        10%


Activity/Platform Mix
Publishing:
  Console               $508,418      76%       $466,116       76%         9%
  Hand-held               24,945       4%         49,966        8%       -50%
  PC                     132,369      20%         99,893       16%        33%
                        --------     ----       --------      ----       ----
  Total publishing      $665,732      70%       $615,975       71%         8%

Distribution:
  Console               $223,802      79%       $208,505       84%         7%
  Hand-held               18,361       7%         14,103        6%        30%
  PC                      39,761      14%         25,533       10%        56%
                        --------     ----       --------      ----       ----
  Total distribution    $281,924      30%       $248,141       29%        14%
                        --------     ----       --------      ----       ----
  Total net revenues    $947,656     100%       $864,116      100%        10%
                        ========     ====       ========      ====       ====

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Year Ended March 31, 2004 and 2003

                                     -----------------     ------------------       -----------------     ------------------
                                      Quarter Ended          Quarter Ended             Year Ended            Year Ended
                                      March 31, 2004        March 31, 2003           March 31, 2004        March 31, 2003
-----------------------------        -----------------     ------------------       -----------------     ------------------
Publishing Net Revenues

   PC                                      26%                    23%                     20%                    16%
-----------------------------        -----------------     ------------------       -----------------     ------------------

   Console                                 71%                    71%                     76%                    76%
-----------------------------        -----------------     ------------------       -----------------     ------------------
      PlayStation  2                       41%                    45%                     43%                    42%
      Microsoft Xbox                       23%                    10%                     22%                    12%
      Nintendo GameCube                     4%                     5%                      8%                    12%
      PlayStation                           3%                    11%                      3%                     9%
      Nintendo 64                           0%                     0%                      0%                     1%

   Hand-held                                3%                     6%                      4%                     8%
-----------------------------        -----------------     ------------------       -----------------     ------------------
      Game Boy Advance                      3%                     6%                      4%                     7%
      Game Boy Color                        0%                     0%                      0%                     1%

-----------------------------        -----------------     ------------------       -----------------     ------------------
Total publishing net revenues              100%                  100%                    100%                   100%
-----------------------------        =================     ==================       =================     ==================
